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                                                                   EXHIBIT 10.30



                        SEVERANCE COMPENSATION AGREEMENT

SEVERANCE COMPENSATION AGREEMENT dated as of October 21, 1996 and between PROTEON, INC. (the "Company"), a Massachusetts corporation with its principal offices at Nine Technology Drive Westborough, Massachusetts 01581, and Robert J. Connaughton, Jr. (the "Executive"), residing at 102 Den Quarry Road, Lynn Massachusetts 01904.

     WHEREAS, the Company's Board of Directors has recognized that the possibility of a change in control of the Company may cause uncertainty among the Company's senior management and may result in the departure or distraction of its senior management to the detriment of the Company and its stockholders;

     WHEREAS, the Company's Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's senior management, including the Executive, to their duties without distraction arising from the possibility of a change in control of the Company;

     WHEREAS, the Executive desires assurance as to his compensation and benefits in the event of any change in control of the company;

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Executive agree as follows:

1. TERM. This Agreement shall terminate, except to the extent that any obligation of the Company hereunder remains unpaid as such time, upon the earliest to occur of:

          (a) two (2) years from the date hereof;

          (b) the termination of the Executive's employment with the Company based on (i) the death of the Executive, (ii) the Disability of the Executive,
(iii) termination by the Company for Cause, or (iv) termination by the Executive other than for Good Reason; and

          (c) one year after the date of a Change in Control. As used in this Agreement the term "Term" shall mean the period beginning on the date hereof and ending upon the earliest to occur of events specified above.




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2. CHANGE IN CONTROL. No compensation shall be payable under this Agreement unless and until there shall have been a Change in Control. As used in this Agreement, the term "Change in Control" means that any of the following events has occurred:

     (i) any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) (or any successor provision), becomes the beneficial owner (determined in accordance with Rule 13d-3 under the 1934 Act, or any successor provision) directly or indirectly, of more than fifty percent (50%) of the outstanding Common Stock of the Company or otherwise becomes entitled to vote more than fifty percent (50%) of the voting power entitled to be cast at elections for directors ("Voting Power") of the Company;

     (ii) there shall have been consummated any consolidation merger of the Company (A) in which the Company is not the continuing or surviving corporation unless such merger is with a corporation at least eighty percent (80%) of the Voting Power of which is held by the Company, or (B) pursuant to which the holders of the Company's shares of Common Stock immediately prior to such merger or consolidation are not the holders immediately after such merger or consolidation of at least a majority of the Voting Power of the entity resulting from such consolidation or merger;

    (iii) there shall have been consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or

     (iv) during any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors of the Company ceased for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors still in office at the time of such election or nomination who were directors at the beginning of such Period.

As used in this definition of Change in Control, "Common Stock" means the Common Stock, or if changed, the capital stock of the Company as it shall be constituted from time to time entitling the holders thereof to share generally in the distribution of all assets available for distribution to the Company's stockholders



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after the distribution to any holders of capital stock with preferential rights.

3. TERMINATION FOLLOWING CHANGE IN CONTROL. The Executive shall be entitled to the compensation provided in Section 4 hereof upon the termination of the Executive's employment with the Company during the Term of this Agreement and after a Change in Control unless such termination is as a result of (i) the Executive's death, (ii) the Executive's Disability, (iii) termination by the Company for Cause, or (iv) termination by the Executive other than for Good Reason. As used in this Agreement, the following terms shall have the following meanings:

     (a) the term "Disability" shall mean that as a result the Executive's incapacity due to physical or mental illness or physical injury (excluding illness or injury which was caused by repeated substance abuse by the Executive), the Executive shall have been absent from his duties with the Company on a full-time basis (i] for a period of sixty
          (60) consecutive days or (ii) for an aggregate of ninety (90) days during any period of twelve (12) consecutive months;

     (b) the term "Cause" shall mean any of (i) the willful and continued failure by the Executive to perform his duties with the Company, other than any such willful continued failure resulting from his incapacity due to physical or mental illness or physical injury (provided that if such willful and continued failure resulted from illness or injury which was caused by repeated substance abuse by the Executive, then the foregoing exception for physical or mental illness or physical injury shall not be applicable), (ii) the willful or knowingly reckless engaging by the Executive in misconduct which is materially injurious to the Company, financially or otherwise, including, without limitation, willful breach by the Executive of any employment or other agreement between the Executive and the Company, or (iii) the conviction of the Executive of a felony by a court of competent jurisdiction. For the purposes of the foregoing, (x) the failure of the Company to achieve desired or projected results shall not constitute Cause, but Cause shall only mean and include acts and/or omissions by the Executive which are specified in clauses (i), (ii) and (iii) of the immediately preceding sentence, and (y) no act or failure to act on the part of the Executive shall be considered "willful" unless done or admitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interest



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          of the Company. Notwithstanding the first sentence of this subparagraph (b), the Executive's employment shall not be deemed to have been terminated for Cause unless (A) reasonable notice shall have been given to him setting forth in detail the reasons for the Company's intention to terminate for Cause and, if such termination is pursuant to clause (i) or (ii) above only if the Executive has been provided a period of five (5) business days from receipt of such notice to cease the actions or inactions, and if he has not done so (B) an opportunity shall have been provided for Executive, together with his counsel, to be heard before the Board of Directors of the Company, and (C) if such termination is pursuant to clause (i) or (ii) above, delivery shall have been made to the Executive of a Notice of Termination from the Board of Directors stating that in the good faith opinion of a majority of the Board of Directors (excluding the Executive) he was guilty of conduct set forth in clause (i) or (ii) above and specifying the particulars thereof in detail;

     (c) the term "Good Reason" shall mean any of the following (without the Executive's express written consent):

          (i) after a Change in Control, the assignment to the Executive by the Company of duties inconsistent with the Executive's position, duties, responsibilities and status with the Company immediately prior to such Change in Control, or change in the Executive's titles or offices as in effect immediately prior to such Change in Control, or any removal of the Executive from or any failure to reelect the Executive to any of such positions, except in connection with the termination of his employment for Disability, for Cause, as a result of the Executive's death or by the Executive other than for Good Reason:

          (ii) after a Change in Control, a reduction by the Company in the Executive's base salary as in effect on the date hereof or as the same may be increased from time to time during the Term of this Agreement, or the Company's failure after a Change in Control to increase (within 12 months of the Executive's last increase in base salary) the Executive's base salary by an amount which, on percentage basis, is not more than two percentage points below the average percentage increase in base salary effected in the preceding 12 months


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               for all officers of the Company having severance compensation agreements similar to this Agreement

         (iii) after a Change in Control, any failure by the Company to continue in effect any benefit plan or arrangement (including, without limitation, the Company's group life insurance plan, and medical, dental, accident and disability plans) in which the Executive is participating at the time of a Change in Control (or any other substitute plans providing the Executive with substantially similar benefits) (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Benefit Plan or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of a Change in Control;

          (iv) after a Change in Control, any failure by the Company to continue in effect any incentive plan or arrangement (including, without limitation, the Company's Management Incentive Plan, and the right to receive performance awards and similar incentive compensation benefits) in which the Executive is participating at the time of a Change in Control (or any other substitute plans or arrangements providing him with substantially similar benefits) (hereinafter referred to as "Incentive Plans") or the taking of any action by the Company which would adversely affect the Executive's participation in any such Incentive Plan or reduce the Executive's benefits under any such Incentive Plan, expressed as a percentage of his base salary, by more than 10 percentage points in any fiscal year as compared to the immediately preceding fiscal year;

          (v) after a Change in Control, any failure by the Company to continue in effect any plan or arrangement to receive securities of the Company (including, without limitation, the Company's 199_ Restated Stock Option Plan and any other plan or arrangement to receive and exercise stock options, stock appreciation rights, restricted stock or grants thereof) in which the Executive is participating at the time of a Change in Control of the Company (or substitute plans or arrangements providing him with substantially



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               similar benefits) (hereinafter referred to as "Securities Plans")
               or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Securities Plans;

          (vi) after a Change in Control, requirement by the Company of the Executive's relocation to any place other than the location at which the Executive performed the Executive's duties prior to a Change in Control, except for required travel by the Executive on the Company's business to an extent substantially consistent with the Executive's business travel obligations at the time of a Change in Control;

         (vii) after a Change in Control, any failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled at the time of a Change in Control;

        (viii) any material breach by the Company of any provision of this Agreement;

          (xi) any failure by the Company to obtain the assumption of this Agreement by any successor assign of the Company in accordance with Section 7 hereof: or

          (x) any purported termination of the Executive's employment which is not effected pursuant Notice of a Termination, and for purposes of this Agreement, no such purported termination shall be effective.

     (d) The term "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no such purported termination by the Company shall be effective without such Notice of Termination.

     (e) the term "Date of Termination" shall mean (i) if the Executive's employment is terminated by the Company for Disability, 30 days after Notice of Termination is




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        given to the Executive (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 30 day period) or (b) if the Executive's employment is terminated by the Company for any other reason, the date on which a Notice Of Termination is given; PROVIDED that if within 30 days after any Notice of Termination is given to the Executive by the Company the Executive notifies the Company that a dispute exists concerning the Termination, the Date of Termination shall be the date the dispute is finally determined, whether by mutual agreement by the parties or upon final judgment, order or decree of a court of Competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected)

4. Severance Compensation
   ----------------------

(a) Subject to the provisions of section 4 (b) below, and subject to the Executive's continuing compliance with the provisions of Section 6 hereof and the Agreement Regarding Confidential Information and Intellectual Property attached hereto as EXHIBIT A, the compensation and benefits payable to the Executive pursuant to this Agreement shall be the following (collectively the "Severance Benefits"):

     (i} The Company shall pay to the Executive in cash an amount equal to the Executive's aggregate compensation from the Company for the twelve
          (12) months ending upon the Change in Control. Such amount shall be payable the Company in twelve (12) equal monthly installment payable on the first day of each month commencing with the month following the Executive's Date of Termination. For purposes of this Section 4(a)(1), the Executive's "compensation" preceding a Change in Control shall include the Executive's base salary an any amounts paid or accrued pursuant to any Incentive Plans, but shall not include any amounts or benefits paid or accrued pursuant to any Benefit Plans or any Securities Plan nor shall it include the value of an other fringe benefits,

     (ii} Within thirty (30) days following the Date of Termination, the Company shall pay to the Executive, in a lump sum in cash, any accrued but unpaid salary, vacation and awards under any Incentive Plans earned but not paid as of the Date of Termination;


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    (iii) Effective not later than the Date of Termination, the Company shall
          (notwithstanding any contrary provision in any Securities Plan or any employment agreement) accelerate and make immediately exercisable in full unvested options and other rights which the Executive holds under any Securities Plans as of the Date of Termination, and all such options and rights shall be exercisable for an exercise period of 60 days following the Date of Termination; and

     (iv) The Company at its own expense shall maintain in full force and effect for the Executive's continued benefit until the earlier of (i) two
          (2) years after the Date of Termination or (ii) the Executive's commencement of full-time employment with a new employer, medical and dental (but not life insurance or disability) plans, programs or arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination, provided that his continued participation is possible under the general terms and provisions of such plans and programs. In the event that his participation in any such plan or program is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which he was entitled to receive under such plan and programs.

(b) Notwithstanding the foregoing, any Severance Benefits otherwise payable to the Executive hereunder shall be as limited follows:

     (I) No Severance Benefits shall be payable to the Executive under this Agreement to the extent that the total of such Severance Benefits and any payments otherwise payable to the Executive by the Company on or after a Change in Control, which would be deemed under Section 280(of the Internal Revenue Code of 1986 as amendment (the "Code"), to constitute "parachute payments" without regard to Section 280G(b) (2}
          (A)(ii), would equal or exceed in their present value (as determined under Section 280G(d)(4) of the Code and any regulations thereunder) 300% of the Executive's base amount (as defined in Section 280G (b)
          (3) of the Code and regulations thereunder). In the event that the present value of such payments equals or exceeds such amount, the provisions set forth below will apply, and Severance Benefits payable to the Executive under this Agreement will be made only in accordance with this Section 4(b) notwithstanding any other provision to the contrary in this Agreement.


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     (ii) Not later than thirty (30) days after the Date of Termination, the
          Company will provide the Executive with a schedule specifying the present value of such Severance Benefits payable to the Executive under this Agreement (specifying the Section hereof under which each such payment is to be made) and any other payment otherwise payable to the Executive by the Company on or after the Change in Control which, in the Company's opinion, could constitute parachute payments under Section 280G. No payments under this Agreement shall be made until after thirty (30) days from the receipt of such schedule by the Executive. At any time prior to the expiration of said 30-day period, the Executive shall have the right to select from all or part of any category of payment to be made under this Agreement those payments to be made to the Executive in an amount the present value of which (when combined with the present value of any other payments otherwise payable to the Executive by the Company that may be deemed be parachute payments) the Company determines is than 300% of the
          Executive's base amount. If the Executive fails to exercise   his
          right to make a selection, the selection shall be made by the Company

    (iii) At any time prior to exercising the right to make a selection under paragraph (ii) of this Section 4(b), the Executive shall have the right to request that the Company obtain a ruling from the Internal Revenue Service ("Service") as to whether any or all payments listed on the schedule provided hereunder are, in the view of the Service, parachute payments under section 280G. Such ruling shall be sought made at the Company expense unless, in the written opinion of independent counsel for the Company, there is no reasonable likelihood of obtaining a favorable ruling, in which event such expense shall be borne by the Executive. If a ruling is sought pursuant to such request, no Severance Benefit under this Agreement shall be paid to the Executive until after thirty (30) days from the date the Company provides the Executive with a copy of such ruling, and the period during which the Executive may exercise his right to make a selection under paragraph (ii) hereof shall be extended to a date thirty (30) days from such date. For purposes of this Section 4(b), the Executive and the Company hereby agree to be bound by the Service's ruling as to whether payments constitute parachute payments under Section 280G. If the Service declines, for any reason, to provide the ruling requested, the Company's


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          determination with respect to what payments constitute parachute payments shall control, and the period during which the Executive may exercise his right to make selection under paragraph (ii) hereof shall be extended to a date thirty (30) days from the date of the Service's notice indicating that no ruling will be forthcoming.

     (iv) The references to Section 280G herein are specific references to
          Section 280G as amended to date. If Section 280G is amended prior to the expiration or termination of this Agreement, or replaced by a successor statute, the limitations imposed by this Section 4(b) upon payments to be made to the Executive under this Agreement shall be deemed modified without further action of the parties so as to provide only for such limitations that are consistent with such amendment(s) or successor statute(s), as the case may be. In the event that Section 280G, or any successor statute, is repealed, this
          Section 4(b) shall cease to be effective on the date of such repeal. The parties to this Agreement recognize that final Treasury Regulations under Section 280G may affect the amount that may be paid hereunder and agree that, upon issuance of such final Regulations, this Agreement may be modified as in good faith deemed necessary in light of the provisions of such Regulations to achieve purposes hereof, and that consent to such modification(s) shall not be unreasonably withheld

5. No Obligation To Mitigate Damages; No Effect on Other Contractual Rights.
   ------------------------------------------------------------------------

(a) The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise

(b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, Incentive Plan or Securities Plan, employment agreement or other contract, plan or arrangement; PROVIDED, HOWEVER, IF THE EXECUTIVE ELECTS TO TAKE PAYMENT, AND IS PAID, UNDER SECTION 4(a)(i) HEREOF, SUCH SEVERANCE PAYMENTS SHALL BE IN LIEU OF ANY OTHER SEVERANCE PAYMENTS DUE FROM THE




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COMPANY UNDER ANY EMPLOYMENT AGREEMENT OR OTHER CONTRACT, PLAN OR ARRANGEMENT
WITH THE COMPANY.

6. Non-Competition; Confidentiality.
   --------------------------------

(a) The Executive covenants and agrees that if the Executive shall become entitled to compensation hereunder as provided in Section 3 hereof, then for a period of twelve (12) months following the Date of Termination, the Executive shall not, without the Company's prior written consent, engage, directly or indirectly, in any work or other activity which is in competition with the business of the Company in the local area network or internetworking field in any geographical area in which the Company conducts or is then actively planning to conduct business at the Date of Termination. By way of example only of the type of activities prohibited hereby, the Executive shall not solicit or accept (or assist any person or entity in soliciting or accepting) any business in the local area network or internetworking field from any person or entity who or which was an active account of the Company at the Date of Termination

(b) Contemporaneously with the execution and delivery of this Agreement, the Executive and the Company shall enter into an Agreement Regarding Confidential Information and Intellectual Property in the Company's standard form, a copy of which is attached hereto as EXHIBIT A.

7. Successors.
   ----------

(a) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 7 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If at any time during the Term of this Agreement the Executive is employed by any corporation a majority of the Voting Power of which is then owned by the


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Company, directly or indirectly, "Company" as used in Section 3,4 and 12 hereof shall in addition include such employer. In such event, the Company agrees that it shall pay or shall cause such employer to pay any amounts owed to the Executive pursuant to Section 4 hereof

(b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

8. NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered in person (including by any commercial courier service or three (3) days after mailing by United States certified or registered mail, return receipt requested, postage prepaid, to a party at his or its address set forth at the beginning of this Agreement or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

9. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of a breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without regard to conflicts of laws rules).

10. VALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect

11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but


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all of which together will constitute one and the same instrument.

12. LEGAL FEES AND EXPENSES. The Company shall pay all legal fees and expenses which the Executive may incur as a result of the Company's contesting the validity, enforceability or the Executive's interpretation of, or determinations under, this Agreement.

13. FURTHER ASSURANCES. The Company shall do, make, execute and deliver all such additional and further acts, things, assurances and instruments as the Executive may reasonably request in order to assure to the Executive his rights hereunder and to carry into effect the provisions and intent of this Agreement. Without limiting the generality of the foregoing, the Company shall, upon request of the Executive, convert any options under any Securities Plan which are "incentive stock options" into "non-qualified options" and amend outstanding option agreements in a manner not inconsistent with such Securities Plans.

IN WITNESS WHEREOF, the parties have executed this Severance Compensation Agreement as of the date first above written.


                                      PROTEON, INC.

                                      By: /s/ Daniel J. Capone, Jr.
                                          --------------------------------------
                                          Daniel J. Capone, Jr.    President and
                                          Officer


Chief Executive

                                          /s/ Robert J. Connaughton, Jr.
                                          --------------------------------------
                                          Robert J. Connaughton, Jr.






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



                                    EXHIBIT A
                                    ---------

                      AGREEMENT REGARDING CONFIDENTIAL AND
                              INTELLECTUAL PROPERTY

                                [to be attached]

                                   RESOLUTION

                      PROTEON BOARD OF DIRECTOR'S MEETING

                          WEDNESDAY, OCTOBER 23, 1996

VOTED: The Directors hereby authorize and direct Daniel J. Jr., President and Chief Executive Officer of the Company to execute in the name and on behalf of the Company and deliver to the person named below a severance compensation agreement in the form attached to these minutes:

                         Robert J. Connaughton, Jr.
                         Vice President, Finance and Chief
                         Financial Officer